UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

Nova LifeStyle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NVFY	Nasdaq Stock Market

Item 1.01 Entry Into Material Definitive Agreement.

Entry into a Securities Purchase Agreement and Amendment thereto

On September 4, 2025, Nova Lifestyle, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with purchasers named therein (each, a “Purchaser” and collectively the “Purchasers”), pursuant to which the Company agreed to sell, in a best-efforts public offering, an aggregate of (i) 9,836,054 shares (the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”) and (ii) 19,672,108 warrants to purchase 19,672,108 shares of Common Stock (the “Warrants” and such shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). Each share of Common Stock is being sold together with two Warrants, with each Warrant to purchase one share of Common Stock. The combined purchase price per Share and accompanying Warrants is $0.915.

The Warrants are exercisable at an exercise price of $1.098 per share immediately upon issuance, and will expire five years following the date of issuance.

On September 4, 2025, the Company closed the public offering of these securities for gross proceeds of approximately $9.0 million (the “Offering”). The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses and the Company’s offering expenses is approximately $8.15 million. The Company intends to use the net proceeds for working capital, marketing expenditures, repayment of short-term debt and capital expenditures

American Trust Investment Services, Inc. acted as the exclusive placement agent for the Offering pursuant to the Placement Agency Agreement, dated September 3, 2025 (in the form attached hereto as Exhibit 1.1). As compensation for such placement agent services, the Company paid ATIS an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offering, plus a non-accountable expense allowance equal to 1.0% of the gross proceeds received by the Company, and out-of-pocket expenses of $150,000.

The Offering was pursuant to a Registration Statement on Form S-1, as amended (File No. 333-287559), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on August 27, 2025. The prospectus relating to the Offering has been filed with the SEC.

The forms of the Purchase Agreement and the Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

In addition, pursuant to the terms of the Placement Agency Agreement, the Company’s officers and directors agreed with ATIS to be subject to a lock-up period of 90 days and the Company also agreed to similar lock-up restrictions on the issuance and sale of Company securities for 90 days following the closing date of the Offering, in each case subject to customary exclusions.

Item 8.01 Other Events

The Company issued press releases announcing the pricing and closing of the Offering, which are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Form of Placement Agency Agreement
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
99.1	Pricing Press Release, dated September 3, 2025
99.2	Closing Press Release, dated September 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Nova LifeStyle, Inc.

By:	/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

Date: September 4, 2025